Caldwell & Orkin Inc.
3340 Peachtree RD., NE
Atlanta, GA 30326

                     PRIME BROKERAGE SERVICES AGREEMENT

This Agreement sets forth the terms and conditions under which PaineWebber Incorporated, its successors and assigns ("PaineWebber") will clear your securities transactions with such broker-dealer as you may designate, from time to time, as your executing broker ("Executing Broker") provided that PaineWebber has entered into a Prime Brokerage Agreement with such broker-dealer with respect to your prime brokerage transactions (hereinafter referred to as "Prime Brokerage Transaction(s)").

1.   ESTABLISHMENT OF ACCOUNT
     ------------------------

PaineWebber will clear Prime Brokerage Transactions in your account on PaineWebber's books which were executed by the designated Executing Broker in a broker-dealer credit account established in PaineWebber's name and designated for your benefit on the books of the Executing Broker. On the settlement date for each Prime Brokerage Transaction, PaineWebber will deliver or receive your securities to or from your Executing Broker against payment in fill by or to your Executing Broker on your behalf.

2.   CUSTOMER TRADES
     ---------------

Your hereby agree to inform PaineWebber of all the details of each Prime Brokerage Transaction executed through the Executing Broker for your account, including, but not limited to, the contract amount, the security involved, the number of shares or number of units, and whether the transaction was a long or short sale or a purchase (collectively, the "Trade Data") by 5:00 p.m. New York time on trade date. In the event of any discrepancy in the Trade Data reported to PaineWebber by you and the Trade Data reported to PaineWebber by the Executing Broker under the Prime Brokerage Agreement, you shall be responsible for resolving such discrepancy promptly, and you shall be liable to PaineWebber for any loss, cost or expense sustained by PaineWebber arising out of such Prime Brokerage Transaction. Where the Executing Broker is forwarding trade confirmations to you in care of PaineWebber pursuant to your written instructions, PaineWebber upon request will promptly provide you with copies of these confirmations.

3.   APPLICABLE LAW AND REGULATIONS
     ------------------------------

All Prime Brokerage Transactions shall be subject to all applicable laws and the rules and regulations of all federal, state and self-regulatory agencies, including, but not limited to, the Securities and Exchange Commission, all relevant securities and commodity exchanges, the Municipal Securities Rulemaking Board, the National Association of Securities Dealers, the Board of Governors of the Federal Reserve System, and the constitution, rules and customs of the exchange or market (and its clearing house, if any) where executed. In addition, all Prime Brokerage Transactions shall be performed in a manner not inconsistent with the SEC No-Action Letter dated January 25, 1994 relating to prime brokerage services, which was issued by the Division of Market Regulation (the "SEC Letter"), as the same may be amended, modified or supplemented from time to time.

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4.   CUSTOMER QUALIFICATION
     ----------------------

You agree to maintain in your account with PaineWebber such minimum net equity in cash or securities as may be required, from time to time, by PaineWebber (the "Minimum Net Equity"), which shall in no event be less than the minimum net equity required by the SEC Letter, as such requirement may be amended from time to time. If the net equity in your account is less than the Minimum Net Equity on any business day you agree to restore the net equity in your account to the Minimum Net Equity by 12:00 noon on the fifth business day following that date. If such Minimum Net Equity is not restored by that date, this Agreement will be terminated effective the close of business that day. As used in this Agreement the term "business day" means any day which is not a Saturday or Sunday on which the New York Stock Exchange, Inc. is open for business.

5.   RIGHT TO DISAFFIRM; CUSTOMER'S SETTLEMENT OBLIGATION
     ----------------------------------------------------

PaineWebber reserves the right to disaffirm or refuse to clear and settle any Prime Brokerage Transaction with you. Notice of disaffirmance will be sent to you and your Executing Broker promptly but in any event no later than the close of business on the business day after the trade date of the transaction if PaineWebber has received the Executing Broker's confirmation by 12:00 noon on that day. If the Executing Broker's confirmation is not received by 12:00 noon the next business day, the notice of disaffirmance will be sent by close of business the day after the executing Broker's confirmation is received. Pursuant to the Prime Brokerage Agreement with your Executing Broker, such disaffirmance of one Prime Brokerage Transaction will cause all transactions on that trade date and the prior trade day to be disaffirmed. In the event PaineWebber indicates its intention not to settle, or fails to settle, any of your Prime Brokerage Transactions, you shall be responsible and liable for settling such Prime Brokerage Transaction directly with the Executing Broker.

6.   DISCRETIONARY ACCOUNT
     ---------------------

(a) If your account is managed on a discretionary basis by an investment advisor, money manager or other person ("advisor") you hereby acknowledge that your Prime Brokerage Transactions may be commingled with those of other accounts of your advisor ("sub-accounts"), according to your advisor's instructions, for clearance by the Executing Broker in a single bulk trade and for settlement in bulk with PaineWebber.

(b) If you are executing this Agreement on behalf of a customer whose account is managed by you, you hereby represent and covenant to PaineWebber that (i) you have sufficient knowledge of such customer to make the representation set forth in paragraph 13 of this Agreement and (ii) you have been duly authorized by the customers identified on the attached Schedule to execute this Agreement, to bind such customer to arbitration, to enter orders to effect Prime Brokerage Transactions, and to take such other actions as are contemplated by this Agreement

7.   DEFAULT
     -------

If (i) any representation made by you shall have been incorrect or untrue in any material respect when made, (ii) you shall have admitted your inability to, or intention not to, perform any of your obligations hereunder, (iii) you file a petition or other proceeding in bankruptcy, insolvency, or for the appointment of a receiver, or such a petition or proceeding is filed against you, (iv) a levy or an attachment is made against your account(s) with PaineWebber, (v) you die, become mentally incompetent or you are a corporation that dissolves, or (vi) you shall have otherwise breached the terms of this Agreement (any one being an "Event of Default"), PaineWebber shall have the right to sell, without prior notice to you, any and all property in which you have an interest held by or for the benefit of PaineWebber, to buy any property that may have been sold short, to cancel any outstanding transactions and/or to purchase or sell any other securities or other Instruments to offset market risk, and you shall be liable to


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PaineWebber for all losses, costs and expenses caused by such Event of
Default, together with interest earned thereon from the date of such Event of Default at the prime rate, until payment in full is received by PaineWebber.

8.   LEGALLY BINDING
     ---------------

You hereby agree that this Agreement and all the terms hereof shall be binding upon you and your estate, heirs, executors, administrators, personal representatives, successors and assigns. You agree that all Prime Brokerage Transactions shall be for you account(s) in accordance with your oral or written instructions. You hereby waive any and all defenses that any such instruction was not in writing as may be required by the Statute of Frauds or any other similar law, rule or regulation.

9.   AMENDMENT; ENTIRE AGREEMENT
     ---------------------------

You agree that PaineWebber may modify the terms of this Agreement at any time upon written nonce. If such modifications are unacceptable to you, you must notify PaineWebber in writing within 30 days of the transmittal of such notice. Your account may then be terminated by PaineWebber after which you agree to remain liable to PaineWebber for all existing liabilities or obligations. Otherwise, this Agreement may not be waived or modified absent a written instrument signed by an authorized representative of PaineWebber. Except as set forth above, this Agreement represents the entire agreement and understanding between you and PaineWebber concerning the subject matter hereof.

10.  TELEPHONE CONVERSATIONS
     -----------------------

For the protection of both you and PaineWebber, and as a tool to correct misunderstandings, you hereby authorize PaineWebber in its discretion and without prior notice to you to monitor and/or record any or all telephone conversations between you, PaineWebber and any of PaineWebber's employees or agents. You acknowledge that PaineWebber may determine not to make or keep such recordings and such determination shall not in any way affect any party's rights.

11.  ASSIGNABILITY
     -------------

This Agreement and the rights and obligations arising out of the Prime Brokerage Transactions cleared pursuant hereto may not be assigned without the prior written consent of the other company, other than by PaineWebber as part of a general transfer of PaineWebber's business.

12.  SEVERABILITY
     ------------

If any provision of this Agreement is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision shall be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Agreement shall continue to remain in full force and effect.

13.  CAPACITY TO CONTRACT; CUSTOMER AFFILIATION
     ------------------------------------------

You represent that you are of legal age and that, unless you have notified PaineWebber to the contrary, neither you nor any member of your immediate family is an employee of any exchange or member thereof, an employee of the National Association of Securities Dealers, Inc. or a member thereof, an employee of any corporation, firm or individual engaged in the business of dealing, as broker or principal, in securities, options or futures, or an employee of any bank, trust company or insurance company.


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14.  EXTRAORDINARY EVENTS
     --------------------

PaineWebber shall not be liable for losses caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes or other conditions beyond its control.

15.  HEADINGS
     --------

The headings of the provisions hereof are far descriptive purposes only and shall not modify or qualify any of the rights or obligations set forth in such provisions.

16.  GOVERNING LAW
     -------------

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of law principles thereof.

17.  DESIGNATION OF ADVISOR/AGENT
     ----------------------------

If your account is managed by an advisor, as such term is defined in paragraph 6(a), or by an agent, and you are executing this agreement, you hereby authorize ___________________________ to engage in Prime Brokerage Transactions on your behalf, and you hereby request and covenant that such advisor has been duly authorized by you to take such actions as are contemplated by this agreement.

18.  ARBITRATION DISCLOSURES
     -----------------------

ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE
   RIGHT TO JURY TRIAL.

PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM
   COURT PROCEEDINGS.

THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL
   REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED,

THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MAJORITY OF ARBITRATORS
   WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

19.  ARBITRATION
     -----------

YOU AGREE, AND BY CARRYING AN ACCOUNT AS PRIME BROKER FOR YOU, PAINEWEBBER AGREES THAT CONTROVERSIES ARISING BETWEEN YOU AND PAINEWEBBER, ITS CONTROL PERSON, PREDECESSORS, SUBSIDIARIES AND AFFILIATES AND ALL RESPECTIVE SUCCESSORS, ASSIGNS AND EMPLOYEES, WHETHER ARISING PRIOR TO, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE HELD AT THE FACILITIES AND BEFORE AN ARBITRATION PANEL APPOINTED BY THE NEW YORK STOCK EXCHANGE, INC., THE AMERICAN STOCK EXCHANGE, INC., OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (AND ONLY BEFORE SUCH EXCHANGES OR ASSOCIATION). YOU MAY


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ELECT ONE OF THE FOREGOING FORUMS FOR ARBITRATION, BUT IF YOU FAIL TO MAKE
SUCH ELECTION BY REGISTERED MAIL OR TELEGRAM ADDRESSED TO THE PAINEWEBBER (OR ANY OTHER ADDRESS OF WHICH YOU ARE ADVISED IN WRITING), BEFORE THE EXPIRATION OF TEN DAYS AFTER RECEIPT OF A WRITTEN REQUEST FROM PAINEWEBBER TO MAKE SUCH ELECTION, THEN PAINEWEBBER MAY MAKE SUCH ELECTION. THE AWARD OF THE ARBITRATORS, OR OF THE MAJORITY OF THEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL HAVING JURISDICTION.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

BY SIGNING THIS AGREEMENT YOU ACKNOWLEDGE THAT YOU HAVE RECEIVED A COPY OF THIS AGREEMENT.

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH 19.



THIS AGREEMENT IS DATED AS OF 09 April, 1998.

MICHAEL ORKIN
(Typed or Printed Name)

/s/ Michael B. Orkin                  Account No.: IJ - 40903 - CS
(Signature)

_______________________________       Social Security # or Tax ID: 58-189-5283
(Typed or Printed Name)

_______________________________
(Signature)

2050 Tower Place
3340 Peachtree Road, NE
Atlanta GA 30326
(Mailing Address)

PAINEWEBBER INCORPORATED
------------------------

By:__________________________________

Title:_______________________________



If this is a joint account, both names must sign. Persons signing on behalf of others should indicate the titles or capacities in which they are signing.





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                                  SCHEDULE


LIST OF MANAGED ACCOUNTS COVERED BY PRIME BROKERAGE SERVICES AGREEMENT


CUSTOMER NAME                  ADDRESS                  TAX I.D. NO.

Common Sense Partners          Oregon (Portland)        ____________________

C&O Investment                  Same as IJ 40903        ____________________
Partnership
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